Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Aristos Logic Corporation

27051 Towne Center Drive, Suite 290

Foothill Ranch, CA 92610

The Adaptec Foundation

691 S. Milpitas Blvd., Suite 208

Milpitas, CA 95035

Adaptec Far East, Inc.

691 S. Milpitas Blvd., Suite 208

Milpitas, CA 95035

Platys Communications, Inc.

691 S. Milpitas Blvd., Suite 208

Milpitas, CA 95035

Eurologic Systems, Inc.

691 S. Milpitas Blvd., Suite 208

Milpitas, CA 95035

SNAP Appliance, Inc.

691 S. Milpitas Blvd., Suite 208

Milpitas, CA 95035

Adaptec Mfg. (S) Pte. Ltd.

Regus UOB Plaza

80 Raffles Place

Level 35 & 36

UOB Plaza 1

Singapore 048624

Adaptec Japan Ltd.

Tokumasu-Building 4F

5-5-5 Higashinakano

Nakano-ku

Tokyo 164-0003

Japan

Adaptec Hong Kong Ltd.

c/o Baker & McKenzie

14th Floor, Hutchison House

10 Harcourt Road

Hong Kong SAR

Adaptec (India) Pvt Ltd.

5-9-93, 204, 2nd Floor

Shakti Sai Complex, Abids

Hyderabad 500 001

India

Aristos Logic Technology India Pvt Ltd.

No.8, 2nd Main, 9th Cross, Indiranagar I St Stage,

Bangalore 560038

Karnataka, India

Adaptec CI Ltd.

c/o Walker House

87 Mary Street

Grand Cayman KY1-9002

Georgetown, Cayman Islands

Adaptec Technology Holding Ltd.

c/o M&C Corporate Services Limited

PO Box 309GT

Ugland House, South Church St

Georgetown, Cayman Islands

Adaptec Cayman Licensing Ltd.

c/o M&C Corporate Services Limited

PO Box 309GT

Ugland House, South Church St

Georgetown, Cayman Islands

Adaptec Storage Ireland Ltd.

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

Adaptec Luxembourg Sarl

412F, route d’Esch

L-1030 Luxembourg

Adaptec GmbH

Lise-Meitner-Strasse 7

85737 Ismaning

Germany

ICP vortex Computersysteme GmbH

Konrad-Zuse-Str. 9

D-74172 Neckarsulm

Germany

Adaptec UK, Ltd.

Unit 5/6

Coliseum

Riverside Way

Camberley

GU15 3YL

Elipsan UK Limited

Unit 5/6

Coliseum

Riverside Way

Camberley

GU15 3YL

Eurologic Systems Group, Ltd.

Corner House

Main Street, Blessington

Co. Wicklow, Ireland

Eurologic Systems Ltd.

Corner House

Main Street, Blessington

Co. Wicklow, Ireland

Richmont Computers Ltd.

Corner House

Main Street, Blessington

Co. Wicklow, Ireland

Richmount Technologies

70 Sir John Rogerson’s Quay

Dublin 2, Ireland